Exhibit 99.1

Bruker Reports First Quarter 2021 Financial Results

•	Q1 2021 revenue growth of 30.8% year-over-year, organic revenue growth of 23.8%

•	Q1 2021 GAAP EPS of $0.37; non-GAAP EPS of $0.44, compared to $0.14 in Q1 2020

•	Raising fiscal year 2021 outlook on strong demand for the Company’s high-performance life science tools, scientific instruments and diagnostic solutions

BILLERICA, Massachusetts – May 5, 2021 – Bruker Corporation (Nasdaq: BRKR) today announced financial results for its first quarter ended March 31, 2021.

First Quarter 2021 Financial Results

Bruker’s revenues for the first quarter of 2021 were $554.7 million, an increase of 30.8% compared to $424.0 million in the first quarter of 2020. In the first quarter of 2021, on an organic basis, Bruker’s revenues grew 23.8% year-over-year. Foreign currency translation had a positive effect of 6.2% and growth from acquisitions added 0.8%.

First quarter 2021 Bruker Scientific Instruments (BSI) revenues of $506.2 million increased 32.7% compared to the first quarter of 2020, including organic revenue growth of 25.6%. The revenue growth reflected strong demand for Bruker’s high performance life science tools, scientific instruments and diagnostic solutions, with greater than 20% year-over-year organic revenue increases in all three Bruker Scientific Instruments (BSI) groups. First quarter 2021 Bruker Energy & Supercon Technologies (BEST) revenues of $52.4 million increased 13.4% compared to the first quarter of 2020, including an organic revenue increase, net of intercompany eliminations, of 7.1%.

First quarter 2021 GAAP operating income was $89.1 million, compared to $16.4 million in the first quarter of 2020, representing GAAP operating margins of 16.1% and 3.9%, respectively. Non-GAAP operating income in the first quarter of 2021 was $102.2 million, compared to $32.2 million in the first quarter of 2020. Bruker’s first quarter 2021 non-GAAP operating margin was 18.4%, compared to 7.6% in the first quarter of 2020.

First quarter 2021 GAAP diluted earnings per share (EPS) were $0.37, compared to $0.07 in the first quarter of 2020. First quarter 2021 non-GAAP diluted EPS were $0.44, compared to $0.14 in the first quarter of 2020. The year-over-year increases in the Company’s GAAP and non-GAAP operating income, operating margins and EPS were due to the higher revenues, improved gross margins and favorable operating expense leverage.

A reconciliation of non-GAAP to GAAP financial measures is provided in the tables accompanying this press release.

Frank H. Laukien, President and CEO of Bruker, commented: “Bruker had an excellent start to 2021, with strong year-over-year revenue growth and remarkable operating performance improvements. During the quarter, we experienced strong revenue growth for our Project Accelerate products and solutions, particularly for proteomics and biopharma solutions, as well as for our core scientific instruments from strengthening academic, applied, industrial and semiconductor markets.”

Dr. Laukien continued: “With robust Scientific Instruments order trends in the first quarter, we are raising our full year 2021 revenue growth, operating margin and earnings outlook. We believe Bruker is now well positioned for a strong year, as we invest in our very large Project Accelerate 2.0 opportunities in proteomics, spatial biology and diagnostics, as well as in operational excellence and productivity throughout Bruker.”

Fiscal Year 2021 (FY 2021) Financial Outlook

Bruker is increasing its FY 2021 revenue growth, operating margin expansion and EPS outlook to reflect strong demand for its high-performance life science tools, scientific instruments and diagnostic solutions.

For FY 2021, Bruker now expects, in comparison to FY 2020:

•	organic revenue growth of approximately 11% to 13%, an increase of 4% compared to prior guidance,

•	a foreign currency revenue tailwind of approximately 3%,

•	reported revenue growth of approximately 14% to 16%,

•

non-GAAP operating margin expansion of 210 bps to 250 bps, an increase of 60 bps compared to prior guidance. This compares to non-GAAP operating margin of 16.0% in FY 2020 and includes accelerated R&D investments of approximately 10% of revenue as well as a foreign currency headwind of approximately 50 basis points,

•	non-GAAP EPS of $1.82 to $1.87, an increase of $0.10 compared to prior guidance, and representing a year-over-year increase of 35% to 39%.

Bruker’s revenue growth, non-GAAP operating margin expansion and non-GAAP EPS guidance for FY 2021 are based on foreign exchange rates as of April 30, 2021.

For the Company’s outlook for FY 2021 non-GAAP operating margin and non-GAAP EPS, we are not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a description of items excluded from our expected non-GAAP operating margin and non-GAAP EPS.

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters today, May 5, 2021 at 8:30 a.m. Eastern Daylight Time. To listen to the webcast, investors can go to https://ir.bruker.com and click on the “Q1 2021 Earnings Webcast” hyperlink. A slide presentation that will be referenced during the webcast will be posted to our Investor Relations website shortly before the webcast begins. Investors can also listen to the earnings webcast via telephone by dialing 1-888-437-2685 (US toll free) or +1-412-317-6702 (international) and referencing “Bruker’s First Quarter 2021 Earnings Conference Call”. A telephone replay of the conference call will be available by dialing 1-877-344-7529 (US toll free) or +1-412-317-0088 (international) and entering conference number 10154422. The replay will be available beginning one hour after the end of the conference call through June 5, 2021.

About Bruker Corporation (Nasdaq: BRKR)

Bruker is enabling scientists to make breakthrough discoveries and develop new applications that improve the quality of human life. Bruker’s high performance scientific instruments and high value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity and customer success in life science molecular and cell biology research, in applied and pharma applications, in microscopy and nanoanalysis, as well as in industrial applications. Bruker offers differentiated, high-value life science and diagnostics systems and solutions in preclinical imaging, clinical phenomics research, proteomics and multiomics, spatial and single-cell biology, functional structural and condensate biology, as well as in clinical microbiology and molecular diagnostics. For more information, please visit: www.bruker.com.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), we use the following non-GAAP financial measures: non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating profit; non-GAAP operating margin; non-GAAP SG&A expense; non-GAAP profit before tax; non-GAAP tax rate; non-GAAP net income and non-GAAP diluted earnings per share. These non-GAAP measures exclude costs related to restructuring actions, acquisition and related integration expenses, amortization of acquired intangible assets and other non-operational costs.

We also may refer to organic revenue growth or decline and free cash flow, which are also non-GAAP financial measures. We define the term organic revenue as GAAP revenue excluding the effect of changes in foreign currency translation rates and the effect of acquisitions and divestitures, and believe it is a useful measure to evaluate our continuing business. We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment. We believe free cash flow is a useful measure to evaluate our business because it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, acquisitions, investments in our business, repayment of debt and return of capital to shareholders.

The presentation of these non-GAAP financial measures is not intended to be a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies, and therefore, may not be comparable among companies. We believe these non-GAAP financial measures provide meaningful supplemental information regarding our performance. However, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included in the accompanying tables, and not to rely on any single financial measure to evaluate our business. Specifically, management believes that the non-GAAP measures mentioned above provide relevant and useful information which is widely used by analysts, investors and competitors in our industry, as well as by our management, in assessing both consolidated and business unit performance.

We use these non-GAAP financial measures to evaluate our period-over-period operating performance because our management believes this provides a more comparable measure of our continuing business by adjusting for certain items that are not reflective of the underlying performance of our business. These measures may also be useful to investors in evaluating the underlying operating performance of our business and forecasting future results. We regularly use these non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions. We also measure our employees and compensate them, in part, based on certain non-GAAP measures and use this information for our planning and forecasting activities.

Additional information relating to the non-GAAP financial measures used in this press release and reconciliations to the most directly comparable GAAP financial measures are provided in the tables accompanying this press release following our GAAP financial statements.

With respect to our outlook for 2021 non-GAAP operating margin, non-GAAP EPS and non-GAAP tax rate, we are not providing the most directly comparable GAAP financial measures or corresponding reconciliations to such GAAP financial measures on a forward-looking basis, because we are unable to predict with reasonable certainty certain items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. Our expected non-GAAP operating margin, tax rate and EPS ranges exclude primarily the future impact of restructuring actions, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments. These reconciling items are uncertain, depend on various factors outside our management’s control and could significantly impact, either individually or in the aggregate, our future period operating margins, EPS and tax rate calculated and presented in accordance with GAAP.

Forward Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our fiscal year 2021 financial outlook, including our outlook for revenue growth, foreign currency impact, non-GAAP operating margin, non-GAAP EPS and non-GAAP tax rate; management’s expectations for future financial and operational performance and business outlook; the impact of the COVID-19 pandemic; future economic conditions; the market demand for our products; the impact of Project Accelerate; and statements found under the “Use of Non-GAAP Financial Measures” section of this release. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, risks and uncertainties relating to the length and severity of the COVID-19 pandemic, the impact of the pandemic on global economic conditions and the length and severity of any resulting recession, the availability and adoption of vaccines, continued volatility in the capital markets, risks in the supply chain, including for semiconductor chips, the integration and assumption of liabilities of businesses we have acquired or may acquire in the future, the impact of changes in law, including changes in tax rates, fluctuations in foreign currency exchange rates, our ability to successfully implement our restructuring initiatives and other cost reduction initiatives, changing technologies, product development and market acceptance of our products, the success of our R&D investment initiatives, the cost and pricing of our products, manufacturing, competition, loss of key personnel, dependence on collaborative partners, key suppliers and contract manufacturers, capital spending and government funding policies, changes in governmental regulations, international trade disputes, the use and protection of intellectual property rights, litigation, and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2020, as may be updated by our quarterly reports on Form 10-Q. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

-tables follow-

Contact:

Miroslava Minkova

Senior Director, Investor Relations & Corporate Development

Bruker Corporation

T: +1 (978) 663–3660, ext. 1479

E: Investor.Relations@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$696.8	$681.8
Short-term investments	50.0	50.0
Accounts receivable, net	326.0	335.3
Inventories	700.7	692.3
Other current assets	172.7	165.6

Total current assets	1,946.2	1,925.0
Property, plant and equipment, net	384.1	395.5
Goodwill, intangible assets, net and other long-term assets	704.6	728.5

Total assets	$3,034.9	$3,049.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$108.4	$2.2
Accounts payable	152.3	134.6
Customer advances	182.2	189.2
Other current liabilities	500.6	465.9

Total current liabilities	943.5	791.9
Long-term debt	715.8	842.3
Other long-term liabilities	393.9	440.5
Total shareholders’ equity	981.7	974.3

Total liabilities and shareholders’ equity	$3,034.9	$3,049.0

FOR FURTHER INFORMATION: Miroslava Minkova, Senior Director, Investor Relations & Corporate Development

Tel: +1 (978) 663-3660, ext. 1479

Email: Investor.Relations@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

	Three Months Ended March 31,
	2021	2020
Revenue	$554.7	$424.0
Cost of revenue	276.0	231.7

Gross profit	278.7	192.3
Operating expenses:
Selling, general and administrative	131.8	121.2
Research and development	54.8	48.5
Other charges, net	3.0	6.2

Total operating expenses	189.6	175.9

Operating income	89.1	16.4
Interest and other income (expense), net	(3.8)	(2.9)

Income before income taxes and noncontrolling interest in consolidated subsidiaries	85.3	13.5
Income tax provision	27.5	2.9

Consolidated net income	57.8	10.6
Net income attributable to noncontrolling interest in consolidated subsidiaries	1.1	0.1

Net income attributable to Bruker Corporation	$56.7	$10.5

Net income per common share attributable to Bruker Corporation shareholders:
Basic	$0.37	$0.07

Diluted	$0.37	$0.07

Weighted average common shares outstanding:
Basic	151.8	154.2

Diluted	153.2	155.4

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Consolidated net income	$57.8	$10.6
Adjustments to reconcile consolidated net income to cash flows from operating activities:
Depreciation and amortization	22.3	19.0
Stock-based compensation expense	3.8	3.3
Deferred income taxes	4.9	1.1
Other non-cash expenses, net	4.9	11.7
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	0.8	29.5
Inventories	(41.6)	(61.0)
Accounts payable and accrued expenses	33.2	19.1
Income taxes payable, net	12.4	(15.0)
Deferred revenue	14.1	20.6
Customer advances	2.5	16.5
Other changes in operating assets and liabilities, net	(17.1)	(20.4)

Net cash provided by operating activities	98.0	35.0

Cash flows from investing activities:
Purchases of short-term investments	—	(50.0)
Cash paid for acquisitions, net of cash acquired	(4.0)	(22.0)
Purchases of property, plant and equipment	(24.7)	(30.5)
Proceeds from sales of property, plant and equipment	1.2	—
Net proceeds from cross-currency swap agreements	3.5	1.9

Net cash used in investing activities	(24.0)	(100.6)

Cash flows from financing activities:
Repayments of revolving lines of credit	—	197.5
Proceeds (repayment) of other debt, net	(0.1)	0.9
Proceeds from issuance of common stock, net	1.1	0.6
Payment of contingent consideration	(0.4)	(0.3)
Payment of dividends to common stockholders	(6.1)	(6.2)
Purchase of common stock	(32.6)	—
Cash payments to noncontrolling interests	—	(1.2)

Net cash (used in) provided by financing activities	(38.1)	191.3

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(20.9)	(8.7)

Net change in cash, cash equivalents and restricted cash	15.0	117.0
Cash, cash equivalents and restricted cash at beginning of period	685.4	681.9

Cash, cash equivalents and restricted cash at end of period	$700.4	$798.9

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited and in millions, except per share data)

Reconciliation of Non-GAAP Operating Income, Non-GAAP Profit Before Tax, Non-GAAP Net Income and Non-GAAP Earnings Per Share

	Three Months Ended March 31,
	2021	2020
GAAP operating income	$89.1	$16.4
Non-GAAP adjustments:
Restructuring costs	2.4	2.3
Acquisition-related costs	0.9	(1.1)
Purchased intangible amortization	9.0	8.7
Other costs	0.8	5.9

Total non-GAAP adjustments	$13.1	$15.8

Non-GAAP operating income	$102.2	$32.2
Non-GAAP operating margin	18.4%	7.6%
Non-GAAP interest & other expense, net	(3.8)	(2.9)

Non-GAAP profit before tax	98.4	29.3
Non-GAAP income tax provision	(30.6)	(7.0)
Non-GAAP tax rate	31.1%	23.9%
Minority interest	(1.1)	(0.1)

Non-GAAP net income attributable to Bruker	66.7	22.2
Weighted average shares outstanding (diluted)	153.2	155.4

Non-GAAP earnings per share	$0.44	$0.14

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit

	Three Months Ended March 31,
	2021	2020
GAAP gross profit	278.7	192.3
Non-GAAP adjustments:
Restructuring	1.1	0.8
Purchased intangible amortization	4.5	4.9
Other costs	—	0.1

Total non-GAAP adjustments	5.6	5.8

Non-GAAP gross profit	284.3	198.1

Non-GAAP gross margin	51.3%	46.7%

Reconciliation of GAAP Selling, General and Administrative (SG&A) Expenses to Non-GAAP SG&A Expenses

	Three Months Ended March 31,
	2021	2020
GAAP SG&A expenses	$131.8	$121.2
Non-GAAP adjustments:
Purchased intangible amortization	(4.5)	(3.8)

Non-GAAP SG&A expenses	$127.3	$117.4

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - Continued

(unaudited and in millions, except per share data)

Reconciliation of GAAP Tax Rate to Non-GAAP Tax Rate

	Three Months Ended March 31,
	2021	2020
GAAP tax rate	32.2%	21.5%
Non-GAAP adjustments:
Tax impact of non-GAAP adjustments	(0.4%)	(0.2%)
Other discrete items	(0.7%)	2.6%

Total non-GAAP adjustments	(1.1%)	2.4%

Non-GAAP tax rate	31.1%	23.9%

Reconciliation of GAAP Earnings Per Share to Non-GAAP Earnings Per Share (Diluted)

	Three Months Ended March 31,
	2021	2020
GAAP earnings per share (diluted)	$0.37	$0.07
Non-GAAP adjustments:
Restructuring costs	0.02	0.01
Acquisition-related costs	0.01	(0.01)
Purchased intangible amortization	0.06	0.06
Other costs	0.01	0.04
Income tax rate differential	(0.03)	(0.03)

Total non-GAAP adjustments	0.07	0.07

Non-GAAP earnings per share (diluted)	$0.44	$0.14

Reconciliation of GAAP Operating Cash Flow to Non-GAAP Free Cash Flow

	Three Months Ended March 31,
	2021	2020
GAAP operating cash flow	$98.0	$35.0
Non-GAAP adjustments:
Purchases of property, plant and equipment	(24.7)	(30.5)

Non-GAAP Free Cash Flow	$73.3	$4.5

Days Inventory Outstanding is calculated as follows: GAAP average inventory balance divided by (GAAP revenue less non-GAAP gross profit (defined above))

Days Payable Outstanding is calculated as follows: GAAP average accounts payable balance divided by (GAAP revenue less non-GAAP gross profit (defined above) plus the change in GAAP inventory balance)

Days Sales Outstanding is calculated as follows: GAAP average accounts receivable balance divided by GAAP revenue

Bruker Corporation

REVENUE

(unaudited and in millions)

	Three Months Ended March 31,
	2021	2020
Revenue by Group:
Bruker BioSpin	$159.4	$120.9
Bruker CALID	192.4	140.5
Bruker Nano	154.4	120.1
BEST	52.4	46.2
Eliminations	(3.9)	(3.7)

Total revenue	$554.7	$424.0

	Three Months Ended March 31,
	2021	2020
Revenue by End Customer Geography:
United States	$119.0	$109.4
Europe	219.9	144.9
Asia Pacific	180.5	137.2
Other	35.3	32.5

Total revenue	$554.7	$424.0

Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth

	Three Months Ended March 31,
	2021	2020
	Total Bruker
GAAP revenue as of prior comparable period	$424.0	$461.4
Non-GAAP adjustments:
Acquisitions and divestitures	3.2	4.3
Organic	100.7	(36.2)
Currency	26.8	(5.5)

Total non-GAAP adjustments	130.7	(37.4)

Revenue	$554.7	$424.0

Revenue growth	30.8%	(8.1%)
Organic revenue growth	23.8%	(7.9%)

	Three Months Ended March 31,
	2021	2020
	Bruker Scientific Instruments (1)
GAAP revenue as of prior comparable period	$381.5	$416.8
Non-GAAP adjustments:
Acquisitions and divestitures	3.2	3.3
Organic	97.7	(34.3)
Currency	23.8	(4.3)

Total non-GAAP adjustments	124.7	(35.3)

Revenue	$506.2	$381.5

Revenue growth	32.7%	(8.5%)
Organic revenue growth	25.6%	(8.2%)

(1)	Bruker Scientific Instruments (BSI) revenue reflects the sum of the BSI Life Science and BSI Nano Segments as presented in our 2020 Form 10-K.

	Three Months Ended March 31,
	2021	2020
	BEST, net of Intercompany Eliminations
GAAP revenue as of prior comparable period	$42.5	$44.6
Non-GAAP adjustments:
Acquisitions and divestitures	—	1.0
Organic	3.0	(1.9)
Currency	3.0	(1.2)

Total non-GAAP adjustments	6.0	(2.1)

Revenue	$48.5	$42.5

Revenue growth	14.1%	(4.7%)
Organic revenue growth	7.1%	(4.3%)